Exhibit 99.1
Seneca Foods Enters into a Purchase Agreement with Allens

MARION, N.Y. December 17, 2013- Seneca Foods Corporation (the “Company”) (NASDAQ: SENEA, SENEB) today confirmed that it has entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all the operating assets of Allens, Inc. (“Allens”) for a purchase price of approximately $148.0 million, subject to a working capital adjustment, plus the assumption of certain liabilities.  The transaction is expected to be consummated through a court-supervised process under Section 363 of the U.S. Bankruptcy Code and is subject to an auction and Bankruptcy Court approval. On October 28, 2013, Allens filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of Arkansas in Fayetteville, Arkansas. The Purchase Agreement with the Company will serve as the “stalking-horse bid” in the auction process. Allens will be seeking Bankruptcy Court approval of Seneca’s Asset Purchase Agreement as the stalking horse bid and certain bid procedures at a hearing in the near future.

If the Company is ultimately successful in its acquisition of these assets, they will fit with the Company's long-term growth objective to expand its line of canned vegetable offerings to include sweet potatoes, southern vegetables, and broaden its offerings of dry beans and spinach.

Miller Buckfire & Co., LLC, a Stifel Company, is serving as the Company’s investment banker.  Jaeckle Fleischmann & Mugel, LLP and Wright, Lindsey & Jennings LLP are serving as legal advisors.

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “will”, “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

About Seneca Foods Corporation

Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Blue Boy, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Contact:

Timothy J. Benjamin, Chief Financial Officer

315-926-8100

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